                               POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Rashida La Lande, Prasanth Akkapeddi and person holding the title of
Assistant Corporate Secretary of The Kraft Heinz Company signing singly, the undersigned's true and lawful attorney-in-fact to:

        (1)  prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
             (the "SEC") a Form ID, including amendments thereto,  and any other documents  necessary  or appropriate  to obtain  codes  and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
             Exchange Act of 1934 or any rule or regulation of the SEC;

        (2)  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of The Kraft Heinz Company (the "Company"),
             Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
             Exchange Act of 1934 and the rules thereunder;

        (3)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments  thereto, and timely  file such form  with the SEC and any stock exchange or similar authority; and

        (4)  take any other action of any type whatsoever in connection  with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
             Power of Attorney shall be in such form and shall contain such terms and conditions  as such attorney-in-fact  may approve  in such attorney-in-fact's  discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned  might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done  by virtue  of this Power  of Attorney  and the rights and  powers herein  granted. The undersigned acknowledges  that  the  foregoing  attorneys-
in-fact, in serving in  such capacity at the request of the undersigned, are not assuming,  nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

This Power of Attorney shall remain in full force and effect until the undersigned  is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16 of the Securities Exchange Act of 1934 of the
Company's securities and shall remain in effect until revoked by a subsequently filed instrument.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of August, 2019.

                                      /s/ Pedro Drevon
                               ---------------------------------------
                                          Pedro Drevon